<PAGE 1>

EXHIBIT 3(b)
____________








					BY-LAWS


					  of


				MIDLANTIC CORPORATION


As Amended and Restated through September 16, 1992

		As Amended February 16, 1995




































<PAGE 2>

				TABLE OF CONTENTS

										Page

				 ARTICLE I
				SHAREHOLDERS

Section 1		Annual Meeting; Notice of
			Shareholder Business				1
Section 2		Special Meetings					2
Section 3		Record Date for Meetings
			  and Other Purposes			3
Section 4		Notice of Meetings				4
Section 5		Quorum at Meetings				4
Section 6		Presiding Officer and Secretary		5
Section 7		Inspectors						5
Section 8		Voting						7
Section 9		Nominations						8

				  ARTICLE II
				BOARD OF DIRECTORS

Section 1		General Powers					9
Section 2		Number of Directors				10
Section 3		Election and Term of Directors		10
Section 4		Vacancies and Newly Created
			  Directorships					11
Section 5		Resignations					11
Section 6		Meetings						11
Section 7		  Quorum and Voting				13
Section 8		Committees of the Board				13
Section 9		Notices and Meetings of Committees		14
Section 10		Quorum and Actions by Committee		15
Section 11		Resignations from Committees			16
Section 12		Compensation of Directors			16
Section 13		Action of Board or Committees
			  without a Meeting				16
Section 14		Telephone Conference Meetings
			  of the Board of Directors			17

				ARTICLE III
			OFFICERS, AGENTS AND EMPLOYEES

Section 1		General Provisions				17
Section 2		Powers and Duties of the
			  Chairman of the Board				19
Section 3		Powers and Duties of the
			  Vice Chairman of the Board			19
Section 4		Powers and Duties of the President		19
Section 5		Powers and Duties of the
			  Chief Executive Officer			20
Section 6		Powers and Duties of Vice Presidents	20






<PAGE 3>

Section 7		Powers and Duties of the Secretary		21
Section 8		Powers and Duties of the Treasurer		21
Section 9		Powers and Duties of Assistant
			  Secretaries					22
Section 10		Powers and Duties of Assistant
			  Treasurers					22
Section 11		Powers and Duties of Other Officers		22

				ARTICLE IV
			SHARES OF THE CORPORATION

Section 1		Certificates for Shares				23
Section 2		Transfer Agents and Registrars		23
Section 3		Record of Shareholders				24

				ARTICLE V
				   SEAL
										24


				ARTICLE VI
			CHECKS, NOTES, DRAFTS, ETC.
										25

				ARTICLE VII
				FISCAL YEAR
										25

				ARTICLE VIII
			ACTION BY CORPORATION AS SHAREHOLDER
										25

				ARTICLE IX
				AMENDMENTS
										26


















					- (ii) -




<PAGE 4>

					BY-LAWS

					  of

				MIDLANTIC CORPORATION


					ARTICLE I

					Shareholders

	Section 1.  Annual Meeting; Notice of Shareholder
Business. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may be properly brought before the meeting shall be held at such time and place, within or without the State of New Jersey, as may be fixed by the Board and specified in the notice of the meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.
To be properly brought before an annual meeting business must be (a) specified in the notice of meeting
(or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than 90 days prior to the anniversary date of the immediately preceding annual meeting. All such notices (except a notice to nominate directors pursuant to Section 9 of this Article I) shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation's stock which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business.
No business shall be transacted at an annual meeting except in accordance with the procedures set forth in this Section 1.

	Section 2.  Special Meetings.  Special meetings of
the shareholders may be called by the Board or the Chief Executive Officer, and shall be called by the Chief



<PAGE 5>
Executive Officer or the Secretary at the written demand of the holders of at least 25% of all outstanding shares entitled to vote on the action proposed to be taken at such meeting, which demand shall state the purpose or purposes of the proposed meeting. Special meetings shall be held at such place within or without the State of New Jersey as may be specified in the notice thereof. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice thereof, but any special meeting may be called and held in conjunction with an annual meeting of the shareholders.

	Section 3.  Record Date for Meetings and Other
Purposes. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

	When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned meeting.

	Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder entitled to vote at the meeting.

	When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under this Section.




<PAGE 6>

	Section 5. Quorum at Meetings. Except as otherwise provided by law or in the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting of shareholders shall constitute a quorum at such meeting for the transaction of business, but the shareholders present may adjourn any meeting to another time or place despite the absence of a quorum. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

	Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the provisions of this Section shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.

	Section 6. Presiding Officer and Secretary. At any meeting of the shareholders, if neither the Chairman of the Board, if there be one, nor the President nor a Vice President nor a person designated by the Board to preside at the meeting shall be present, the shareholders shall appoint a presiding officer for the meeting. If neither the Secretary nor an Assistant Secretary shall be present, the appointee of the person presiding at the meeting shall act as Secretary of the meeting.

	Section 7.  Inspectors.  The Board may, in advance
of any shareholders' meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat, shall make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. No person shall be elected a director at a meeting at which such person has served as an inspector.

	The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, hear and determine all challenges and questions


<PAGE 7>
arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern.
On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

	Section 8.  Voting.  Whenever directors are to be
elected by the shareholders, they shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for such directors. Whenever any action, other than the election of directors, is to be taken by vote of the shareholders, it shall, except as otherwise required by law or in the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

	Except as otherwise provided by the Certificate of Incorporation, every holder of record of shares of the Corporation entitled to vote on any matter at any meeting of shareholders shall be entitled to one vote for every such share standing in such shareholder's name on the record of shareholders of the Corporation on the record date for the determination of the shareholders entitled to notice of or to vote at the meeting. Elections of directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins; and otherwise the method of voting at any election of directors or upon any question before a meeting shall be discretionary with the person presiding at the meeting.

	Section 9.  Nominations.  Subject to any rights of
holders of stock having a preference over the Common
Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board, by a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a shareholders' meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an




<PAGE 8>

election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to the shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated; (b) each nominee's age and principal occupation or employment; (c) the number of shares of equity securities of the Corporation beneficially owned by each nominee; (d) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. A shareholder who does not comply with the foregoing procedures may be precluded from nominating a candidate for election as a director at a meeting of shareholders.

				ARTICLE II
			  Board of Directors

	Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors (herein referred to as the "Board").

	Section 2.  Number of Directors.  The entire Board
shall consist of that number of directors, not less than three nor more than twenty-five, as may from time to time be prescribed by the Board. Directors shall be at least twenty-one years of age and need not be United
States citizens or residents of New Jersey or shareholders of the Corporation. No person shall be eligible for election or reelection as a director after such person has attained the age of seventy-five (75) years.

	Section 3. Election and Term of Directors. At each annual meeting of shareholders, directors shall be elected to hold office until the next succeeding annual meeting. The term of office of each director shall be


<PAGE 9>

from the time of such director's election and qualification until the annual meeting of shareholders next succeeding such director's election and until such director's successor shall have been elected and shall have qualified.

	Section 4.  Vacancies and Newly Created
Directorships. Any directorship not filled at the annual meeting and any vacancy, however caused
(including any directorship to be filled by reason of any increase in the number of directors), occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. If one or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

	Section 5.  Resignations.  Any director may resign
by written notice to the Corporation. A resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

	Section 6.  Meetings.  Meetings of the Board,
regular or special, may be held at any place within or without the State of New Jersey as the Board from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof. An annual organizational meeting of the Board shall be held on the day on which the annual meeting of the shareholders shall have been held, or as soon after the holding of such meeting of shareholders as is practicable. The Board may fix times and places for regular meetings of the Board and no notice of such meetings need be given. Special meetings of the Board shall be held whenever called by the Chief Executive
Officer orthe lesser of three directors or onethird of the members of the Board. Notice of each such meeting shall be given by the Secretary or by a person calling the meeting to each director by mailing the same not later than the third day before the meeting, or personally, or by telegraphing, cabling, telephoning or telefaxing the same, not later than the day before the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion of the meeting, the lack of notice to such director. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice



<PAGE 10>
of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

	Section 7.  Quorum and Voting.  A majority of the
entire Board shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these By-
Laws, the act of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board.

	Section 8.  Committees of the Board.  The Board, by
resolution adopted by a majority of the entire Board, may appoint from among its members an Executive
Committee and one or more other committees, each of which shall have one or more members.

	The Board, by resolution adopted by a majority of the entire Board, may

	(a)  fill any vacancy in any such committee;

	(b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members;

	(c)  abolish any such committee at its pleasure; and

	(d) remove any director from membership on such committee at any time, with or without cause.

	Actions taken at a meeting of any such committee shall be kept in a record of its proceedings which shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

	Section 9.  Notices and Meetings of Committees.
Meetings of any committee of the Board, regular or special, may be held at any place within or without the State of New Jersey as the Board or such committee from time to time may fix or as shall be specified in the respective notice or waivers of notice thereof, but no notice of regular meetings need be given.
Special meetings of any committee shall be held whenever called by the chairman of the committee, by the Chief Executive





<PAGE 11>

Officer or by one-third of the members of the committee; provided that meetings of the Executive
Committee may be called only by the Chief Executive
Officer. Notice of each special meeting shall be given to each member of such committee by mailing the same not later than the second day before the meeting, or personally, or by telegraphing, cabling, telephoning or telefaxing the same, not later than the day before the meeting. Notice of a meeting need not be given to any member who signs a waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior to the conclusion of the meeting, the lack of notice to such member. Neither the business to be transacted at, nor the purpose of, any meeting of a committee need be specified in the notice or waiver of notice of such meeting.

	Section 10.  Quorum and Actions by Committee.  A
majority of each committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of any such committee. Except as otherwise provided by law, the Executive Committee shall have and may exercise all the authority of the Board, provided there is a quorum.
Each other committee shall have and may exercise such authority as is provided in the resolution creating such committee. No committee shall

	(a)  make, alter or repeal any by-law of the
	     Corporation;

	(b) elect or appoint any director, or remove any officer or director;

	(c)  submit to shareholders any action that
	     requires shareholders' approval; or

	(d) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.

	Section 11. Resignations from Committees. Any member of a committee may resign by written notice to the Board.
A resignation shall be effective upon receipt thereof by the Board or such subsequent time as shall be specified in the notice of resignation.

	Section 12.  Compensation of Directors.  The Board,
by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, members of any




<PAGE 12>

committee of the Board, officers or otherwise.

	Section 13.  Action of Board or Committee without a
Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or such committee; and any such action shall be reported to the Board at its next meeting following any such action.

	Section 14.  Telephone Conference Meetings of the
Board of Directors. Any or all directors may participate in any meeting of the Board or any committee of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

				ARTICLE III
			Officers, Agents and Employees

	Section 1. General Provisions. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and if desired, a Chairman of the Board, one or more Vice Chairmen of the Board, one or more
Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may determine. Any one or more Vice
Presidents may be designated as a Senior Vice
President, as an Administrative Vice President or as an Executive Vice President. The Board may also delegate to the Chief Executive Officer the authority to appoint any officers (other than the Chairman of the Board, any Vice Chairman of the Board, the President, the Secretary or the Treasurer) and to designate the titles of such officers; provided that any Vice President so appointed shall serve only until the next regular meeting of the Board unless elected by the Board at such meeting. Each officer shall hold office for the term for which such officer is elected or appointed and has qualified.

	Any two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these By-Laws to be executed, acknowledged, or verified by two or more officers. Any officer, agent or employee of the Corporation may be removed by the Board with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of an officer, agent or employee of the Corporation shall

<PAGE 13>

not of itself create contract rights.

	The compensation of officers, agents and employees who are not also directors shall be fixed by the Board, by a duly authorized committee of the Board or by the Chief Executive Officer, except that the Chief
Executive Officer's compensation may not be fixed by the Chief Executive Officer. The Board may require any officer, agent or employee to give security for the faithful performance of such person's duties.

	Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation, unless a Vice
Chairman of the Board or the President is so designated by the Board, and shall preside at all meetings of the shareholders and the Board at which the Chairman of the Board is present. The Chairman of the Board shall, in addition, perform such other duties as the Board may designate.

	Section 3.  Powers and Duties of the Vice Chairman
of the Board. Any Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board at which such Vice Chairman is present and each Vice Chairman of the Board shall, in addition, perform such other duties as the Board may designate.

	Section 4.  Powers and Duties of the President.  The
President shall, in the absence of the Chairman of the Board or a Vice Chairman of the Board, preside at all meetings of the shareholders and the Board at which the President is present and shall, in addition, perform such other duties as the Board may designate.

	Section 5. Powers and Duties of the Chief Executive Officer. Subject to the directions of the Board, the
Chief Executive Officer shall have general charge of
the business and affairs of the Corporation and shall,
in addition, perform such other duties as the Board may
designate.   The Chief Executive Officer may employ and
discharge employees and agents of the Corporation and .may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the Corporation. The Board, by resolution from time to time, may confer like powers upon any other person or persons. The Chief Executive Officer may delegate any powers granted to the Chief Executive Officer by this Article III, unless otherwise directed by the Board.







<PAGE 14>

	Section 6.  Powers and Duties of Vice Presidents.
Each Vice President shall have such powers and perform such duties as the Board or the Chief Executive Officer may prescribe. In the absence or inability to act of the President, unless the Board shall otherwise provide, any Vice President may perform all the duties and may exercise any of the powers of the President.
The performance of any such duty by a Vice President shall be conclusive evidence of such Vice President's power to act.

	Section 7. Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board. The Secretary shall attend to the giving of all notices to shareholders and directors, shall have charge of the seal of the Corporation and shall attest the same by signature whenever required. The Secretary shall have charge of the record of shareholders of the Corporation, and of such other books and papers as the Board may direct. The Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the Chief Executive Officer or the Board.

	Section 8. Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the Corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may authorize.
The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the Chief Executive
Officer or by the Board.

	Section 9.  Powers and Duties of Assistant
Secretaries. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board may assign.

	Section 10.  Powers and Duties of Assistant
Treasurers. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence



<PAGE 15>

of the Assistant Treasurer's power to act.  An
Assistant Treasurer shall also perform such other duties as the Treasurer or the Board may assign.

	Section 11.  Powers and Duties of Other Officers.
Other officers may perform such duties and exercise such powers as the Board or the Chief Executive Officer may assign.

				ARTICLE IV
			Shares of the Corporation

	Section 1.  Certificates for Shares.  The shares of
the Corporation may be represented by certificates or, if and to the extent that the Board so provides, may be uncertificated shares. Share certificates shall be signed by, or in the name of the Corporation by, the Chairman or any Vice Chairman of the Board, or the President or any Vice President, may be countersigned by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the Corporation and may be sealed with the seal of the Corporation or a facsimile thereof, and shall contain such information as is required by law to be stated thereon. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of its issue.

	Section 2.  Transfer Agents and Registrars.  The
Board may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of stock of the Corporation, and may require all such certificates to bear the signature of either or both.

	Section 3.  Record of Shareholders.  The Corporation
shall keep at its   registered office in the State of
New Jersey, or at the office of its transfer agent within or without the State of New Jersey a record containing the names and addresses of all shareholders, the number, class and series of shares held by each and the dates when they respectively became the owners of record thereof. The Corporation shall be entitled to treat the persons in whose names shares stand on the record of shareholders as the owners hereof for all purposes.






<PAGE 16>

				ARTICLE V
				  Seal

	The seal of the Corporation shall be in such form as shall be approved from time to time by the Board. The
Corporation may use the seal by causing it or a facsimile to be affixed or impressed or reproduced in any manner.

				ARTICLE VI
			Checks, Notes, Drafts, etc.

	Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board shall from time to time determine.

				ARTICLE VII
				Fiscal Year

	The fiscal year of the Corporation shall be the calendar year.

				ARTICLE VIII
		Action by Corporation as Shareholder

	Whenever any action is required or permitted to be taken by the Corporation as a securityholder, such action may be taken by written consent executed by, or pursuant to proxy executed by, any one of the Chairman of the Board, any Vice Chairman of the Board, the President, any Executive Vice President, any Senior
Vice President or the Secretary.

				ARTICLE IX
				Amendments

	These By-Laws may be altered or repealed and new By-
Laws may be adopted by the Board, but By-Laws adopted by the Board may be altered or repealed, and new By-
Laws made, by the shareholders entitled to vote thereon.